Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW YORK REIT REACHES SETTLEMENT WITH WW INVESTORS LLC

Appoints Three New Independent Directors to the Board

Announces Intention to Opt out of Maryland Unsolicited Takeover Act

NYRT to Hold 2016 Annual Meeting Simultaneously with Stockholder Vote on Proposed Plan of Liquidation

WW Investors to Support all Director Nominees at 2016 Annual Meeting

NEW YORK, NY, October 24, 2016 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), today announced that it has entered into a settlement agreement with Michael L. Ashner, Steven Witkoff, and their jointly owned entity, WW Investors LLC (“WW Investors”), pursuant to which the Company will expand the size of its Board of Directors (the “Board”), adding James P. Hoffmann, Gregory F. Hughes and Craig T. Bouchard as new independent directors, effective immediately, and expeditiously opting out of the Maryland Unsolicited Takeover Act (“MUTA”). With the election of Messrs. Hoffmann, Hughes and Bouchard, the Board will comprise nine highly-qualified and experienced directors, eight of whom are independent.

Randolph C. Read, Chairman of the Board, said “We welcome open dialogue with and input from our stockholders and are pleased to have reached this agreement with WW Investors, which we believe represents a positive outcome for all NYRT stockholders. James, Greg and Craig all possess relevant expertise that complements the talents possessed by our current directors. We look forward to benefitting from their added perspective to NYRT’s Board as we seek to execute on the proposed plan of liquidation. NYRT remains committed to acting in the best interest of all stockholders and will continue to take action to maximize stockholder value.”

Michael Ashner of WW Investors stated: “We are pleased to have reached a constructive resolution with the NYRT Board that is in the best interests of all NYRT stockholders. By adding James and Greg, as well as Craig as directors, opting out of MUTA, and conducting a joint vote on the proposed plan of liquidation at the Annual Meeting, NYRT has both enhanced the Board with strong stockholder advocates with exceptional track records of creating stockholder value and enhanced its corporate governance. We have confidence James, Greg, and Craig will work effectively with the rest of the NYRT Board towards a successful execution of the proposed plan of liquidation to maximize value for all stockholders.”

The appointment of Messrs. Hoffmann, Hughes and Bouchard is pursuant to a settlement agreement between the Company and WW Investors, which beneficially owns an appreciable number of the Company’s outstanding shares. Under the terms of the agreement which include the Company’s agreeing to take all action necessary to opt out of MUTA, WW Investors has agreed to vote its shares in support of NYRT’s slate of nine director nominees at the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held concurrent with a stockholder vote on the proposed plan of liquidation. The Company plans to disclose these nominees in forthcoming solicitation materials to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in due course. In addition, WW Investors will, among other things, withdraw its nomination of candidates to stand for election at the Annual Meeting, and has agreed to customary standstill provisions through December 31, 2017. The Company has also agreed to reimburse WW Investors’ expenses. The complete settlement agreement will be included as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission.

Additionally, the Company’s agreement to opt out of MUTA, which would have permitted the Board to stagger its members without stockholder approval, is irrevocable unless first approved by the stockholders with an affirmative vote of a majority of the votes cast.

About James P. Hoffmann

Mr. Hoffmann is a former Partner and Senior Vice President of Wellington Management Company, a private, independent investment management company, at which he additionally served as the Global Industry Analyst for the real estate sector, as well as on numerous internal management oversight committees, from 1997 to 2012. Prior to that, Mr. Hoffmann served as Vice President and Analyst for Everen Securities, Inc., a nationwide brokerage firm, from 1995 to 1997, and LaSalle Street Capital Management, LLC, an investment advisory firm, in 1995.  From 1992 to 1994, he served as Senior Investment Officer for Real Estate at the Washington State Investment Board, an agency which manages the state's retirement and public funds.  Mr. Hoffmann served as Vice President of Eastdil Realty, Inc., a real estate investment banking company, from 1986 to 1991.  Mr. Hoffmann has served as a member of the Board of Trustees of First Potomac Realty Trust (FPO), a real estate investment trust, since May 2015, and also serves on its Audit Committee and Finance and Investment Committee.  In addition, Mr. Hoffmann has served as a director of HCP, Inc. (HCP), a company that invests primarily in real estate serving the healthcare industry in the United States, since July 2014, and also serves on its Audit Committee, Nominating and Corporate Governance Committee, and Finance Committee.  Since March 2015, Mr. Hoffmann has been a member of the Board of Representatives of the International Market Centers, L.P., a private REIT, and also serves on its Audit Committee and Compensation Committee. He received a B.S. in Economics and an M.S. in Real Estate Appraisal and Investment Analysis from the University of Wisconsin, Madison.

About Gregory F. Hughes

Mr. Hughes is currently Principal for Roscommon Capital Limited Partnership, a financial advisory and investment firm, a position that he has held since 2010. Mr. Hughes has served as a member of the Board of Directors and the Audit Committee of Gramercy Property Trust (GPT) since 2012. Mr. Hughes also served as the Chief Operating Officer of SL Green Realty Corp. (SLG) ("SL Green") from 2007 to 2010 and its Chief Financial Officer from 2004 to 2010, responsible for finance, capital markets, investor relations and administration. From 2004 to 2008, Mr. Hughes also served as Chief Credit Officer of Gramercy Capital Corp. From 2002 to 2003, prior to joining SL Green, Mr. Hughes was Managing Director and Chief Financial Officer of the private equity real estate group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and Chief Financial Officer of Fortress Investment Group, an investment and asset management firm, which managed a real estate private equity fund of approximately $900 million and a NYSE listed real estate investment trust with assets in excess of $1.3 billion. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, at which he was responsible for the firm's financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant.

About Craig T. Bouchard

Mr. Craig T. Bouchard serves as the Chairman of the Board and Chief Executive Officer of Cambelle-Inland, LLC, a small, private entity created in 2013 through which Mr. Bouchard manages certain investment activities in China. Mr. Bouchard served as the Chairman and Chief Executive Officer at Real Industry, Inc. (formerly, Signature Group Holdings Inc) since June 4, 2013 until August 22, 2016. Prior to founding Cambelle-Inland, LLC, in 2010, He co-founded Shale-Inland Holdings, LLC, the nation’s leading specialty supplier of pipe valve and fittings to the water, food, and energy sectors (formerly Shale-Inland, LLC) in 2010 and served as its Chairman until February 2013 and Chief Executive Officer until December 2012. Previously, Mr. Bouchard was President and Vice Chairman of Esmark, Inc., a U.S.-based steel company, which he co-founded. From 1998 to January 2003, Mr. Bouchard served as the President and Chief Executive Officer of NumeriX LLC. Mr. Bouchard served as Senior Vice President of First National Bank of Chicago (now J.P. Morgan Chase) from 1976 to 1995. In his 19-year career at J.P. Morgan , Mr. Bouchard served as Global Head of Derivatives Trading, Head of Institutional Research, and Head of Asia Pacific. From 1990 to 1993, he served as the Managing Director of the Board of CCIC Finance. He served as Vice Chairman of the Board of Wheeling-Pittsburgh Corp. and Esmark, Inc. He has been a Director of RG Steel Wheeling Steel Group, LLC since November 17, 2006. He is a Trustee of Boston University and the Foundation of the University of Montana. Mr. Bouchard holds a Bachelor of Arts Degree from Illinois State University in 1975, a Masters Degree in Economics from Illinois State University in 1977 and an MBA from the University of Chicago in 1981.

About NYRT
NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales, refinance its credit facility on favorable terms, if at all, and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond NYRT's control, including other factors included in NYRT's reports filed with the SEC, particularly in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016, and the Preliminary Proxy Statement on Schedule 14A with respect to the plan of liquidation filed with the SEC on September 27, 2016 (the “Preliminary Liquidation Proxy”), as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Plan of Liquidation and the Election of Directors and Where to Find It

The plan of liquidation and the election of directors at the Company’s annual meeting will be submitted to the stockholders of the Company for their approval. The Company has filed the Preliminary Liquidation Proxy and expects to file with the SEC other relevant materials, including definitive proxy statements which will be mailed or otherwise disseminated to the Company’s stockholders when available. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the Preliminary Liquidation Proxy, any other proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.nyrt.com.

Participants in Solicitation Relating to the Plan of Liquidation and the Election of Directors

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the plan of liquidation and the election of directors at the Company’s annual meeting. Information regarding the Company’s directors and executive officers can be found in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. Additional information regarding the interests of such potential participants has been included in the Preliminary Liquidation Proxy and will be included in any other proxy statements or other relevant documents filed with the SEC in connection with the plan of liquidation or the election of directors at the Company’s annual meeting when they become available. These documents are available free of charge on the SEC’s website and from the Company’s using the sources indicated above.

Contacts

Michael A. Happel	Jonathan Keehner	Matthew Furbish
CEO and President	Mahmoud Siddig	Director, Investor Relations
New York REIT, Inc.	Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.
mhappel@nyrt.com	jkeehner@joelefrank.com	mfurbish@nyrt.com
(212) 415-6500	msiddig@joelefrank.com	(212) 415-6500
(212) 355-4449